UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2008

SKYE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 E. Gray Rd., Suite 4 Scottsdale AZ 85260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 993-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

On April 23, 2008, the Registrant increased its issued and outstanding shares by 10.14% by way of the issuance of 4,313,600 shares of common stock in exchange for cash of $320,000 and a conversion of debt in the amount of $25,088 representing $0.08 per common share.

After giving effect to the issuance of such 4,313,600 common shares, the Registrant now has 46,853,397 outstanding common shares as of the date of this Report.

 The Registrant believes that the issuance of the common shares is exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make an investment decision, including the Registrant’s financial statements and reports filed under the Securities Exchange Act of 1934. The Registrant reasonably believes that the recipients had such knowledge and experience in its financial and business matters and that each was capable of evaluating the merits and risks of making such an investment. Each non-related party recipient had the opportunity to speak with the Registrant’s management on several occasions prior to making an investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC

Date: April 24, 2008	By:	/s/ Thaddeus (Ted) F. Marek
Name: Thaddeus (Ted) F. Marek
Title: Secretary